Exhibit 10.2

AMENDMENT TO NON-EMPLOYEE DIRECTORS’
STOCK OPTION AGREEMENTS

This Amendment to Non-Employee Directors’ Stock Option Agreements is entered into this ___ day of August, 2006 between Investment Technology Group, Inc., a Delaware corporation (the “Company”) and __________, a member of the Board of Directors of the Company (the “Participant”).

WHEREAS, pursuant to the Company’s Non-Employee Directors Stock Option Plan (the “Plan”), the Participant was granted, on ____________ and _____________, options to purchase __________ and _________ shares of the Company’s common stock, respectively (the “Options”); and

WHEREAS, the terms of the Options are set forth in stock option agreements dated ___________  and _______________(the “Stock Option Agreements”); and

WHEREAS, the parties hereto wish to amend the Stock Option Agreements to provide that the Options shall become immediately exercisable in full upon a Change in Control of the Company.

NOW THEREFORE, the parties agree as follows:

1.     The following is added at the end of the first sentence of Section 2.2 of the Stock Option Agreements, and Exhibit A attached hereto is also attached to the Stock Option Agreements.

“provided, however, that the Option will vest and become immediately exercisable in full upon a Change in Control (as defined in Exhibit A hereto).”

2.     Except as amended herein, the Stock Option Agreements shall continue in full force and effect.

3.     For convenience, this Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purposes without the production of any other counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTMENT TECHNOLOGY GROUP, INC.

By:
Name
Title

Director

EXHIBIT A

“Change in Control” means and shall be deemed to have occurred:

(i)           if any person (within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company or a Related Party, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 35% percent or more of the total voting power of all the then-outstanding Voting Securities; or

(ii)          if the individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Board”), together with those who first become directors subsequent to such date and whose recommendation, election or nomination for election to the Board was approved by a vote of at least a majority of the directors then still in office who either were directors as of the date hereof or whose recommendation, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

(iii)         upon consummation of a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company other than (i) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive (or retain), with respect to such Voting Securities, voting securities of the surviving or transferee entity representing more than 50 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (ii) any such transaction which would result in a Related Party beneficially owning more than 50 percent of the voting securities of the surviving or transferee entity outstanding immediately after such transaction; or

(iv)        upon consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets, other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction; or

(v)         if the stockholders of the Company approve a plan of complete liquidation of the Company.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, an estate, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Related Party” means (a) a Subsidiary of the Company; (b) an employee or group of employees of the Company or any Subsidiary of the Company; (c) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned Subsidiary of the Company; or (d) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (a) if a corporation, fifty (50) percent or more of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or combination thereof; or (b) if a partnership, limited liability company, association or other business entity, fifty (50) percent or more of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes of this definition, a Person or Persons will be deemed to have a fifty (50) percent or more ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons are allocated fifty (50) percent or more of partnership, limited liability company, association or other business entity gains or losses or control the managing director or member or general partner of such partnership, limited liability company, association or other business entity.

“Voting Securities or Security” means any securities of the Company which carry the right to vote generally in the election of directors.